Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268708 and 333-269066 on Form F-3 of our reports dated May 15, 2025, relating to the consolidated financial statements of Euroseas Ltd. and the effectiveness of Euroseas Ltd.’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

May 15, 2025